UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2026
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 3, 2026, NextDecade Corporation (the “Company”) announced the appointment of John Zuklic as the Chief Financial Officer of the Company, effective July 6, 2026.
Mr. Zuklic, age 59, brings significant expertise after more than 30 years in the energy industry, including senior finance roles in capital-intensive businesses. His experience includes financial strategy, capital structuring, treasury, corporate finance, stakeholder engagement, building and transforming organizations, and strengthening governance and risk oversight.
Mr. Zuklic joins the Company from Citgo Petroleum Corporation (“CITGO”), where he held the position of Vice President and Chief Financial Officer since 2020. At CITGO, he led the finance organization and was responsible for setting and executing financial strategy, recapitalizing the company, and building functions to strengthen forecasting, governance, and decision support. Before his tenure at CITGO, Zuklic spent much of his career at Phillips 66 and its predecessor, ConocoPhillips. During his time at these companies, he progressed through various roles of increasing scope across treasury, corporate finance, risk management, and enterprise transformation. Following the spinoff of Phillips 66 from ConocoPhillips, Zuklic served as Vice President and Treasurer, leading global treasury operations, managing substantial investment and insurance portfolios, and executing enterprise-wide financing initiatives. Later, he served as Vice President of ERP Transformation, where he oversaw the implementation of a next-generation enterprise resource planning system. Mr. Zuklic holds a Master’s degree in Business Administration from the University of Texas and a Bachelor of Science degree in Mechanical Engineering from the Colorado School of Mines.
In connection with his appointment as Chief Financial Officer of the Company, Mr. Zuklic’s compensation package includes: (1) an annual base salary of $600,000; (2) eligibility for an annual discretionary bonus with a target of 100% of his annual base salary; and (3) an annual long-term incentive award with a value of $2,100,000 under the Company’s 2017 Omnibus Incentive Plan, as amended, which award may be subject to any performance criteria established by the Compensation Committee of the Board of Directors of the Company at the time of grant. There is no written employment agreement with Mr. Zuklic and his employment is “at will.”
The appointment of Mr. Zuklic to serve as Chief Financial Officer of the Company was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Zuklic and any director or other executive officer of the Company. Mr. Zuklic has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Amendment to Omnibus Incentive Compensation Plan
As discussed in Item 5.07 below, on June 3, 2026, the stockholders of the Company approved an amendment (the “Amendment”) to the Company's 2017 Omnibus Incentive Compensation Plan to increase the maximum number of shares available under such plan by an additional five million shares. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 3, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted upon and the results of the voting at the Annual Meeting were as follows:

Proposal 1: The election of two Class B directors to serve on the Company’s board of directors for terms until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal and four Class C directors to serve on the Company’s board of directors for a term until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal.

Director Nominee	For	Against	Abstain	Broker Non-Votes
Pamela Beall - Class B director	168,472,855	22,494,429	6,967,190	33,166,278
In Kyu Park - Class B director	190,687,163	264,256	6,983,055	33,166,278
Matthew Bonanno - Class C director	145,611,322	449,300	51,873,852	33,166,278
Charles Q. Brown, Jr. - Class C director	190,715,031	251,841	6,967,602	33,166,278

Diana Sands - Class C director	168,394,731	22,579,896	6,959,847	33,166,278
David Stover - Class C director	190,747,334	210,137	6,977,003	33,166,278

Proposal 2: Approval of an amendment to the NextDecade Corporation 2017 Omnibus Incentive Plan to increase the maximum number of shares available under such plan.

For	Against	Abstain	Broker Non-Votes
170,907,255	26,937,601	89,618	33,166,278

Proposal 3: Advisory vote on the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
164,777,795	32,970,500	186,179	33,166,278

Proposal 4: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
230,582,163	402,897	115,692	0

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment of the NextDecade Corporation 2017 Omnibus Incentive Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 3, 2026

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel